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                                                                   EXHIBIT 10.40


                   [L.H. FRIEND, WEINRESS & FRANKSON, INC.]
                                  LETTERHEAD



                            PERSONAL & CONFIDENTIAL



February 1, 1995


Mr. Keith Brackpool
Chief Executive Officer
Cadiz Land Company, Inc.
10535 Foothill Blvd.
Suite 150
Rancho Cucamonga, CA  91730

Dear Keith:

This will confirm the understanding and agreement (the "Agreement") between L.H. Friend, Weinress, Frankson & Presson, Inc. ("Friend") and Cadiz Land Company, Inc. (the "Company") as follows:

1. The Company hereby engages Friend as its agent for the purpose of providing the Company with investment banking services to structure and negotiate a financable water contract as it pertains to the ground water underlying the Company's land in the Piute Valley.

2. Friend hereby accepts the engagement and, in that connection, agrees to:

   (a) Review and analyze the business, operations, financial conditions and prospects of the Company;

   (b) Assist the Company in negotiating a water transfer contract with the City of Needles and other third parties.

3. In connection with Friend's engagement, the Company will furnish Friend with any information concerning the Company which Friend reasonably deems appropriate and will provide Friend with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Friend that to the best of its knowledge, all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances relying upon such information supplied by the Company and its officers, agents and others and any other available information concerning the Company without any independent investigation or verification thereof of independent appraisal by Friend of the Company or its business assets.

4. As compensation for the financial review and investigation of the Project, the Company shall pay Friend, a retainer of $2,000.00 per month payable upon the signing of this Agreement. This arrangement will be for a minimum of six (6) months and continue on a monthly basis unless terminated as provided below.

5. The Company shall reimburse Friend for its out-of-pocket and incidental expenses, incurred during the term of its engagement hereunder. This provision is subject to prior approval by the Company.

6. The term of Friend's engagement hereunder as the Company's financial advisor shall extend from the date hereof through July 31, 1995. Subject to the provisions of paragraphs 3 through 5, and 7 through 8 which shall survive any termination of this Agreement, either party may terminate Friend's engagement hereunder by giving the other party at least 10 days' prior written notice, after the six month term has elapsed.

7. Except as required by law, any advice to be provided by Friend under this Agreement, shall not be publicly disclosed or made available to third parties without Friend's prior consent. In addition, Friend may not be publicly referred to without its prior consent.

8. This Agreement may not be amended or modified except in writing and shall be governed by and construe in accordance with the laws of the State of California, without regard to principles of conflicts of laws. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

   L.H. Friend, Weinress, Frankson & Presson, Inc. is delighted to accept this engagement and looks forward to working with you and Cadiz Land Company, Inc. Please confirm that the foregoing correctly sets forth our agreement by signing in the space provided below, retaining a copy for your files and returning the original to us.

                      L.H. Friend, Weinress, Frankson & Presson, Inc.

                      By:  /s/ Gregory E. Presson
                          -----------------------------
                           Gregory E. Presson
                           President


AGREED:


By: /s/ Keith Brackpool
    ----------------------
    Keith Brackpool
    President & CEO
    Cadiz Land Company, Inc.